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                                                                   Exhibit 23.6



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-4 of Aircraft Finance Trust and subsidiaries of our report dated June 30, 1999 relating to the financial statements of Aircraft Finance Trust and subsidiaries, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PRICEWATERHOUSECOOPERS LLP
______________________________
    PRICEWATERHOUSECOOPERS LLP



Fort Lauderdale, Florida
November 9, 1999